EXHIBIT 99.1

            CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO SECTION 906
                    OF THE SARBANES-OXLEY ACT OF 2002


     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Host America Corporation.

A signed original of this written statement required by Section 906 has been provided to Host America Corporation and will be retained by Host America Corporation and furnished to the Securities and Exchange
Commission or its staff upon request.


/s/ Geoffrey W. Ramsey
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Geoffrey W. Ramsey
Chief Executive Officer
Date:  May 15, 2003


/s/ David J. Murphy
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David J. Murphy
Chief Financial Officer
Date:  May 15, 2003